Universal Forest Products, Inc.

Exhibit 99(1)

news release

---------------AT THE COMPANY---------------
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
TUESDAY, FEBRUARY 2, 2016

Attorney Michael Wooldridge appointed to UFPI Board of Directors

GRAND RAPIDS, Mich., FEBRUARY 2, 2016 - Universal Forest Products, Inc. (Nasdaq: UFPI) today announced that Michael G. Wooldridge, a partner with the Grand Rapids, Mich.-based law firm Varnum LLP, was appointed to its Board of Directors, effective January 28, 2016.

Wooldridge joined Varnum, LLP in 1985, and today is a partner in the firm’s corporate practice team, focusing on corporate governance, securities, and mergers and acquisitions. He advises publicly traded companies on compliance matters, corporate structure, disclosure requirements and other issues, and has managed and led a variety of public equity and debt offerings for financial services and manufacturing companies.

“For years, Mike has provided us with invaluable legal and strategic counsel that has contributed to our success,” said UFPI Chairman William G. Currie. “Having him on our board enhances his ability to influence the direction and success of the companies of Universal. We are fortunate and pleased to add Mike to our board, and we know that the company will be well-served by Mike and the experience and knowledge he brings.”

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Universal Forest Products, Inc.

Wooldridge is serving until the April 20, 2016, UFPI shareholder meeting, at which time shareholders will be asked to approve his appointment to a one-year term expiring in April 2017. He holds the eleventh seat on the board, which represents an expansion of one seat, also approved at the board’s January 28, 2016, meeting.

A graduate of Alma College and Cornell University Law School, Wooldridge has earned numerous awards and recognitions, and has been included in The Best Lawyers in America® since 2005. His current community engagements include serving on the board of the YMCA of Greater Grand Rapids, as well as on the Dean’s Advisory Board of the Seidman College of Business at Grand Valley State University.

UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries that supply wood, wood composite and other products to three robust markets: retail, construction and industrial.  Founded in 1955, the Company is headquartered in Grand Rapids, Mich., with affiliates throughout North America and in Australia. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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